Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Global High Yield Corporate Bond ETF (ISHGHYG) iShares International High Yield Bond ETF (ISHHYXU)
BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
BlackRock Multi-Asset Income- European High Yield Portfolio
(BR-INC-EHY)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Managed Volatility - Fixed Income Portfolio
(BR_AA_FI)
BlackRock Corporate High Yield Fund, Inc. (HYT)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
MIST BlackRock High Yield Portfolio (MIST-HY)
AST BlackRock Global Strategies Portfolio (US High Yield)
(PRU-AA-HY)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
12-02-2015

Security Type:
BND/CORP


Issuer
Ball Corporation (2023)

Selling
Underwriter
Goldman, Sachs & Co.,

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[ ] Other:

List of
Underwriter(s)
Goldman, Sachs & Co., Deutsche Bank
Securities Inc., Deutsche Bank AG, London
Branch, Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Merrill Lynch
International, KeyBanc Capital Markets
Inc., Mizuho Securities USA Inc., Mizuho
International plc, Rabo Securities USA,
Inc., Cooperatieve Centrale Raiffeisen-
Boerenleenbank B.A., ANZ Securities, Inc.,
BNP Paribas Securities Corp., Credit
Agricole Securities (USA) Inc., Mitsubishi
UFJ Securities (USA), Inc., Mitsubishi UFJ
Securities International plc, PNC Capital
Markets LLC, Santander Investment
Securities Inc., Banco Santander, S.A.,
SMBC Nikko Securities Americas, Inc., SMBC
Nikko Capital Markets Limited,
TD Securities (USA) LLC, UniCredit Capital
Markets LLC, UniCredit Bank AG, RB
International Markets (USA) LLC,
Raiffeisen Bank International AG, Barclays
Capital Inc., Barclays Bank PLC, The
Williams Capital Group, L.P.



Transaction Details
Date of Purchase
12-02-2015


Purchase
Price/Share
(per share / %
of par)
euro100.00
or $106.15

Total
Commission,
Spread or
Profit
1.250%


1.	Aggregate Principal Amount Purchased
(a+b)
euro35,000,000
or $37,152,500

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
  euro4,050,000
or   $4,299,075

b. Other BlackRock Clients
euro30,950,000
or $32,853,425


2.	Aggregate Principal Amount of
Offering
euro700,000,000
or $743,050,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.05000


Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dipankar Banerjee
Date:
12-08-2015

Global Syndicate Team Member




Approved by:
Steven DeLaura
Date:
12-08-2015

Global Syndicate Team Member